                                                                    EXHIBIT 10.4

                [FORM OF] SPECIAL RSU GRANT FOR MARCH 2007 AWARD

In recognition of your contributions to GM's 2006 performance and your continued leadership in GM's turnaround, the Executive Compensation Committee approved a special one-time RSU award which was granted on [____]. This grant will vest ratably over the next [____] years.

DENOMINATION OF RSU GRANT / DIVIDEND EQUIVALENTS

The RSU grant is denominated in shares of GM $ 1-2/3 par value Common stock. The number of shares approved by the ECC for you is [____]. Quarterly dividend equivalents will be paid in cash, if declared, beginning in [____].

VESTING AND DELIVERY

Provided all terms and conditions are met, the grant will vest ratably over the next [____] years and will be paid in the form of shares of GM stock on the following schedule: [____] of the grant will vest and be settled on (or as soon as practicable following) each of the following dates [____].

Upon receipt of the shares, you will be obligated to satisfy applicable withholding tax requirements by delivering the required amount to GM in cash, or directing that shares otherwise to be delivered to you having a value equal to the required amount be withheld by GM.

As with any other incentive award, vesting and payment of the RSU grant is subject to the Conditions Precedent as stipulated in the GM 2002 Stock Incentive Plan.

The treatment of unvested RSU grants upon termination of employment is summarized below:

                 EVENT                        TREATMENT OF UNVESTED RSU GRANT
                 -----                        -------------------------------
Voluntary employment termination (quit),   Forfeited in its entirety
involuntary termination (for cause),
unpaid personal leave (other than
short-term disability or Family Medical
Leave Act [FMLA]), violation of
Conditions Precedent

Permanent Disability or Death              Vesting accelerated; remaining
                                           unvested shares would be delivered
                                           immediately to employee/beneficiary
                                           in shares of stock

Retirement, mutually satisfactory          Grant to be delivered on the schedule
release or involuntary termination         set forth above subject to continued
(without cause)                            compliance with the conditions
                                           precedent other than continued
                                           service

Change in Control                          Vesting accelerated; remaining
                                           unvested shares would be delivered
                                           immediately


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Notwithstanding the payment schedule described above, the GM 2002 Stock
Incentive Plan permits us to accelerate or delay payment to you if required to avoid penalties under Section 409A of the Code. In most cases, you may not be able to receive payments in the first six months following your termination of employment.

SEC REPORTING REQUIREMENTS

Since these RSUs are time-based, they were reported immediately on a Form 4 [, and will be included in the 2008 proxy tables].

AWARD SUBJECT TO THE PLAN

This Award is issued under and subject to the provisions of the GM 2002 Stock Incentive Plan. Where the provisions of this Award expressly deviate from the terms of the Plan, the provisions of this Award shall be controlling.

Please indicate your receipt of this term sheet by signing below and returning this to me.


------------------------------------                 ---------------------------
                                                     Date

CONDITIONS PRECEDENT: Vesting and delivery of any incentive plan awards and/or grants are subject to all of the GM 2002 Stock Incentive Plan terms, including the satisfaction of the following conditions precedent:

- Continued service as an employee with General Motors (unless waived by the Executive Compensation Committee [ECC] of the General Motors Board of Directors)

- Refrain from engaging in any activity which in the opinion of the ECC is competitive with any activity of General Motors Corporation or any subsidiary, and from acting in any way inimical or contrary to the best interests of General Motors Corporation (either prior to or after termination of employment)

- Furnish as shall be reasonably requested information with respect to the satisfaction of conditions precedent (except following a Change in Control).


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